                                                                   EXHIBIT 10.1












                               FRESH AMERICA CORP.




                       AMENDED AND RESTATED NOTE AGREEMENT
                   WITH RESPECT TO NOTE AGREEMENT DATED AS OF
                                   MAY 4, 1998





                           DATED AS OF APRIL 15, 2000




            $20,000,000 12% SENIOR SUBORDINATED NOTES DUE MAY 1, 2007

1.    PAYMENTS....................................................................................................2

   1.1   INTEREST PAYMENT.........................................................................................2
   1.2   REQUIRED PRINCIPAL PAYMENTS..............................................................................2
   1.3   OPTIONAL PRINCIPAL PAYMENTS..............................................................................2
   1.4   OFFER TO PAY UPON CHANGE IN CONTROL......................................................................3
   1.5   DELIVERY OF NOTES IN PAYMENT OF WARRANT PURCHASE PRICE...................................................6
   1.6   PAYMENTS AMONG NOTEHOLDERS...............................................................................6
   1.7   NOTATION OF NOTES ON PAYMENT.............................................................................6
   1.8   NO OTHER PAYMENTS OF PRINCIPAL; ACQUISITION OF NOTES.....................................................7
   1.9   MANNER OF PAYMENTS.......................................................................................7

2.    REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES...............................................................8

   2.1   REGISTRATION OF NOTES....................................................................................8
   2.2   EXCHANGE OF NOTES........................................................................................8
   2.3   REPLACEMENT OF NOTES.....................................................................................9
   2.4   ISSUANCE TAXES..........................................................................................10

3.    GENERAL COVENANTS..........................................................................................10

   3.1   PAYMENT OF TAXES AND CLAIMS.............................................................................10
   3.2   MAINTENANCE OF PROPERTIES; CORPORATE EXISTENCE; ETC.....................................................10
   3.3   PAYMENT OF NOTES AND MAINTENANCE OF OFFICE..............................................................11
   3.4   PENSION PLANS...........................................................................................12
   3.5   PRIVATE OFFERING........................................................................................13

4.    NEGATIVE AND FINANCIAL COVENANTS...........................................................................13

   4.1   MERGERS AND CONSOLIDATIONS..............................................................................13
   4.2   DISPOSITION OF ASSETS, RESTRICTED SUBSIDIARY STOCK......................................................14
   4.3   LIENS...................................................................................................18
   4.4   NET WORTH...............................................................................................22
   4.5   FIXED CHARGE COVERAGE...................................................................................22
   4.6   TOTAL DEBT..............................................................................................23
   4.7   SENIOR DEBT.............................................................................................23
   4.8   RESTRICTED PAYMENTS AND RESTRICTED INVESTMENTS..........................................................23
   4.9   SENIORITY TO FUTURE SUBORDINATED DEBT...................................................................25
   4.10  DESIGNATION OF SUBSIDIARIES.............................................................................25
   4.11  LINE OF BUSINESS........................................................................................26
   4.12  TRANSACTIONS WITH AFFILIATES............................................................................27
   4.13  SUBSIDIARY GUARANTEES...................................................................................27
   4.14  CURRENT RATIO...........................................................................................28

5.    REPORTING COVENANTS........................................................................................28

   5.1   FINANCIAL AND BUSINESS INFORMATION......................................................................28
   5.2   OFFICER'S CERTIFICATES..................................................................................32
   5.3   ACCOUNTANTS' CERTIFICATES...............................................................................32
   5.4   INSPECTION..............................................................................................33

6.    EVENTS OF DEFAULT..........................................................................................33

   6.1   EVENTS OF DEFAULT.......................................................................................33
   6.2   DEFAULT REMEDIES........................................................................................36
   6.3   ANNULMENT OF ACCELERATION OF NOTES......................................................................38

7.    SUBORDINATION..............................................................................................39

   7.1   GENERAL.................................................................................................39
   7.2   INSOLVENCY..............................................................................................39
   7.3   PROOFS OF CLAIM.........................................................................................39
   7.4   ACCELERATION OF SENIOR DEBT.............................................................................40
   7.5   PAYMENT DEFAULT IN RESPECT OF SENIOR DEBT...............................................................40
   7.6   SIGNIFICANT NONPAYMENT DEFAULT IN RESPECT OF SENIOR DEBT................................................41
   7.7   STANDSTILL..............................................................................................42
   7.8   TURNOVER OF PAYMENTS....................................................................................42
   7.9   SUBORDINATION UNAFFECTED BY CERTAIN EVENTS..............................................................43
   7.10  WAIVER AND CONSENT......................................................................................44
   7.11  REINSTATEMENT OF SUBORDINATION..........................................................................44
   7.12  OBLIGATIONS NOT IMPAIRED................................................................................44
   7.13  PAYMENT OF SENIOR DEBT; SUBROGATION.....................................................................45
   7.14  RELIANCE OF HOLDERS OF SENIOR DEBT......................................................................45
   7.15  IDENTITY OF HOLDERS OF SENIOR DEBT......................................................................45
   7.16  AMENDMENTS TO SENIOR CREDIT FACILITY....................................................................46

8.    INTERPRETATION OF THIS AGREEMENT...........................................................................46

   8.1   TERMS DEFINED...........................................................................................46
   8.2   ACCOUNTING PRINCIPLES...................................................................................78
   8.3   DIRECTLY OR INDIRECTLY..................................................................................79
   8.4   SECTION HEADINGS AND TABLE OF CONTENTS AND CONSTRUCTION.................................................79
   8.5   GOVERNING LAW...........................................................................................79
   8.6   GENERAL INTEREST PROVISIONS.............................................................................79

9.    MISCELLANEOUS..............................................................................................81

   9.1   COMMUNICATIONS..........................................................................................81
   9.2   REPRODUCTION OF DOCUMENTS...............................................................................82
   9.3   SURVIVAL; ENTIRE AGREEMENT..............................................................................82
   9.4   SUCCESSORS AND ASSIGNS..................................................................................83
   9.5   AMENDMENT AND WAIVER....................................................................................83
   9.6   EXPENSES................................................................................................85
   9.7   WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION; ETC......................................................86
   9.8   EXECUTION IN COUNTERPART................................................................................87

Annex 1        - Addresses of Purchasers; Payment Information
Annex 2        - Address of Company
Annex 3        - Senior Credit Agreement Definitions
Attachment A   - Form of Amended and Restated Note

                       AMENDED AND RESTATED NOTE AGREEMENT
                   WITH RESPECT TO NOTE AGREEMENT DATED AS OF
                                   MAY 4, 1998


     AMENDED AND RESTATED NOTE AGREEMENT, dated as of April 15, 2000, with respect to the Note Agreement dated as of May 4, 1998, among FRESH AMERICA CORP., a Texas corporation (together with its successors and assigns, the "Company"), and JOHN HANCOCK LIFE INSURANCE COMPANY, JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY and SIGNATURE 1A (CAYMAN), LTD. (together with their respective successors and assigns, the "HOLDERS").

                                    RECITALS

     WHEREAS, pursuant to the Initial Securities Purchase Agreement, the Holders purchased from the Company, and the Company sold to the Holders, Twenty Million Dollars ($20,000,000) in aggregate principal amount of the Initial Notes due May 4, 2003; and

     WHEREAS, pursuant to the Securities Purchase Agreement, certain of the Holders have agreed to purchase from the Company, and the Company has agreed to sell to such Holders, 50,000 shares of Cumulative Preferred Stock and _____ Series B Warrants; and

     WHEREAS, each Holder was a Purchaser under the Initial Securities Purchase Agreement, and each Purchaser under the Initial Securities Purchase Agreement is a Holder; and

     WHEREAS, as a condition to the purchase and sale of the Cumulative Preferred Stock and the Series B Warrants, the Company has requested and the Holders have agreed to amend and restate the Initial Note Agreement on the terms and in the manner set forth herein.

     WHEREAS, by their execution and delivery hereof, the Company and the Holders are entering into this Agreement to amend and restate the Initial Note Agreement and to govern the terms of the Notes;

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein,

     (a) the Initial Note Agreement is hereby amended and restated as set forth herein;

     (b) the Initial Notes are hereby, and are hereby deemed to be, amended and restated in the form of Note set forth in Attachment A hereto, and each Holder may now or hereafter exchange any or all of the Initial Notes held by it for new amended and restated Notes in the form of Attachment A, each such new Note to be of a principal amount equal to the outstanding principal amount of the Initial Note delivered in exchange, provided however, that the failure of a Holder to so exchange any Initial Note for a new Note shall have no effect or consequence hereunder, and each such Initial Note shall be deemed to be, and shall be treated for all purposes hereunder, as being a new Note in the form of Attachment A); and

     (c) the parties to this Agreement hereby agree as provided in the various Sections of this Agreement.

1. PAYMENTS

     1.1  INTEREST PAYMENT

     Interest on the Notes shall be computed and paid in the manner and on the dates provided in the Notes.

     1.2  REQUIRED PRINCIPAL PAYMENTS

         There shall be no required principal prepayments with respect to the Notes. The entire principal of the Notes outstanding on May 1, 2007, together with interest accrued thereon, shall become due and payable on such date.

     1.3  OPTIONAL PRINCIPAL PAYMENTS

          (a) OPTIONAL PRINCIPAL PAYMENTS WITH PREPAYMENT COMPENSATION AMOUNT. The Company may pay the principal amount of the Notes in whole or in part, on any date in a minimum aggregate amount of Five Hundred Thousand Dollars ($500,000), or in any higher integral multiples of One Hundred Thousand Dollars ($100,000) (or, if the aggregate outstanding principal amount of the Notes is less than Five Hundred Thousand Dollars ($500,000) at such time, then such principal amount), together with:

               (i) an amount equal to the Prepayment Compensation Amount due at such time in respect of the principal amount of the Notes being so paid; and

               (ii) interest on such principal amount then being paid accrued to the payment date.

          (b) NOTICE OF OPTIONAL PAYMENT. The Company will give notice of any optional payment of the Notes pursuant to this Section 1.3 to each holder of Notes not less than thirty (30) days nor more than sixty (60) days before the specified payment date, stating:

               (i) the specified payment date;

               (ii) that such payment is to be made pursuant to this Section
          1.3;

               (iii) the principal amount of each Note to be paid on such date;

               (iv) the interest to be paid on each such Note, accrued to the specified payment date; and

               (v) the calculation (with details) of an estimated Prepayment Compensation Amount, if any (calculated as if the date of such notice was the date of payment), due in connection with such payment.

          (c) Notice of payment having been so given, the aggregate principal amount of the Notes to be paid stated in such notice, together with the Prepayment Compensation Amount determined as of the specified payment date, if any, and interest thereon accrued to the specified payment date, shall become due and payable on the specified payment date. Two (2) Business Days prior to the making of such payment, the Company shall deliver to each holder of Notes by facsimile transmission (confirmed by nationwide overnight courier) a certificate of a Senior Financial Officer specifying the details of the calculation of the Prepayment Compensation Amount as of the specified payment date, and including a copy of the source of interest rate information used in the calculation thereof.

     1.4 OFFER TO PAY UPON CHANGE IN CONTROL

          (a) NOTICE OF CHANGE IN CONTROL NOTICE EVENT. In the event of the obtaining of knowledge of a Change in Control Notice Event by any Senior Officer (including, without limitation, via the receipt of notice of a Change in

     Control Notice Event from any holder of Notes), the Company will, within five (5) Business Days after the occurrence of such event, give notice of such Change in Control Notice Event to each holder of Notes. Each such notice shall:

               (i) be dated the date of the sending of such notice;

               (ii) be executed by a Senior Officer;

               (iii) refer to this Section 1.4; and

               (iv) specify, in reasonable detail, the nature and date of the Change in Control Notice Event.

          (b) OFFER IN RESPECT OF A CHANGE IN CONTROL. In the event of a Change in Control, the Company will, within five (5) Business Days after the occurrence of such event (or, in the case of any Change in Control the consummation or finalization of which would involve any action of the Company, at least twenty (20) days prior to such Change in Control), give notice of such Change in Control to each holder of Notes. Such notice shall contain an irrevocable separate offer to each holder of Notes to pay all, but not less than all, of the principal of, and interest and Prepayment Compensation Amount, if any, on the Notes held by such holder on a date (the "CHANGE IN CONTROL PAYMENT DATE") specified in such notice that is not less than twenty (20) days and not more than thirty (30) days after the date of such notice. Each such notice shall:

               (i) be dated the date of the sending of such notice;

               (ii) be executed by a Senior Officer;

               (iii) specify, in reasonable detail, the nature and date of the Change in Control;

               (iv) specify the Change in Control Payment Date;

               (v) specify the principal amount of each Note outstanding;

               (vi) specify the interest that would be due on each Note offered to be paid, accrued to the Change in Control Payment Date; and

               (vii) the calculation (with details) of an estimated Prepayment Compensation Amount, if any (calculated as if the date of such notice was the date of payment), due in connection with such payment.

          (c) ACCEPTANCE, REJECTION. Each holder of Notes shall have the option to accept or reject such offered payment. In order to reject such offered payment, a holder of Notes shall cause a notice of such rejection to be delivered to the Company at least five (5) days prior to the Change in Control Payment Date. A failure to reject in writing such written offer of payment as provided in this Section 1.4(c), or a written acceptance of such offered prepayment, shall be deemed to constitute an acceptance of such offer.

          (d) DEFERRAL OF OBLIGATION TO PURCHASE. The obligation of the Company to purchase Notes pursuant to the offers required by Section 1.4(b) and accepted or deemed accepted in accordance with Section 1.4(c) is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made. In the event that such Change in Control does not occur prior to the Change in Control Payment Date in respect thereof, such purchase shall be deferred until and shall be made on the date on which such Change in Control occurs or, if the Company determines that efforts to effect such Change in Control have ceased or have been abandoned, then such offer, acceptances and obligation to purchase shall be deemed to have been rescinded. The Company shall keep each holder of Notes reasonably and timely informed of:

               (i) any such deferral of the date of purchase;

               (ii) the date on which such Change in Control and the purchase are expected to occur; and

               (iii) any determination by the Company that efforts to effect such Change in Control have ceased or been abandoned.

               (iv) PAYMENT. The offered payment shall be made at one hundred percent (100%) of the principal amount of the Notes to be prepaid, together with interest and Prepayment Compensation Amount, if any, on such Notes, accrued to and determined as of the Change in Control Payment Date. Two (2) Business Days prior to the making of such payment, the Company shall deliver to each holder of Notes by facsimile transmission a certificate of a Senior Financial Officer specifying the details of the calculation of the Prepayment Compensation Amount as of the specified payment date, and including a copy of the source of interest rate information used in such calculation.

     1.5 DELIVERY OF NOTES IN PAYMENT OF WARRANT PURCHASE PRICE

     The Warrant Agreement provides that a holder of Warrants may tender Notes in partial or complete payment of the purchase price for the shares of Common Stock issued upon exercise of the Warrants. Promptly following the receipt of any Note so tendered, the Company shall promptly cancel and retire such surrendered Note (and no such Note shall be reissued), and shall issue to the holder thereof a new Note in the principal amount of such tendered Note remaining after deduction of the principal amount thereof applied to payment of the purchase price for the shares of Common Stock. For purposes of Rule 144 under the Securities Act, 17 C.F.R. Section 230.144, the Company and you agree that a tender of Notes in payment of the exercise price in respect of the Warrants shall not be deemed a prepayment of the Notes, but rather a conversion of such Notes, pursuant to the terms of the Warrant Agreement and the Warrants, into Common Stock.

     1.6 PAYMENTS AMONG NOTEHOLDERS

     If at the time any payment of the principal of the Notes made pursuant to
Section 1.2 or Section 1.3 is due there is more than one Note outstanding, the aggregate principal amount of each such required or optional partial payment of the Notes shall be allocated among the Notes at the time outstanding pro rata in proportion to the respective unpaid principal amounts of all such outstanding Notes.

     1.7 NOTATION OF NOTES ON PAYMENT

     Upon any partial payment of a Note, the holder of such Note may (but shall not be required to), at its option:

          (a) surrender such Note to the Company pursuant to Section 2.2 in exchange for a new Note in a principal amount equal to the principal amount remaining unpaid on the surrendered Note;

          (b) make such Note available to the Company for notation thereon of the portion of the principal so paid; or

          (c) mark such Note with a notation thereon of the portion of the principal so paid.

In case the entire principal amount of any Note is paid, such Note shall be surrendered to the Company for cancellation and shall not be reissued, and no Note shall be issued in lieu of the paid principal amount of any Note.

     1.8 NO OTHER PAYMENTS OF PRINCIPAL; ACQUISITION OF NOTES

     Except for payments of principal made in accordance with this Section 1.8, the Company may not make any payment of principal in respect of the Notes. The Company will not, and will not permit any Subsidiary or any Affiliate to, directly or indirectly, acquire or make any offer to acquire any Notes unless:

          (a) the Company or such Subsidiary or Affiliate shall have offered in writing to acquire Notes, pro rata, from all holders of the Notes upon the same terms and at the same price, which price shall be clearly disclosed;

          (b) such offer will remain open for at least ten (10) Business Days from the date the offer is received by each holder of Notes;

          (c) the Company will provide each holder of Notes with a calculation of the estimated Prepayment Compensation Amount that would be due if the Company were to pay, in accordance with Section 1.3, the amount of Notes in respect of which such offer is being made; and

          (d) the Company will promptly provide each holder of Notes with such other information regarding such offer (including, without limitation, if requested, a list of all holders of Notes indicating the amount of the holdings of each and whether such holder shall have accepted or rejected such offer, as of the most recent practicable time) as such holder shall reasonably request. In the event that the Company acquires any Notes, such Notes will thereafter be cancelled and no Notes will be issued in substitution therefor.

     1.9 MANNER OF PAYMENTS

          (a) MANNER OF PAYMENT. The Company shall pay all amounts payable with respect to each Note (without any presentment of such Notes and without any notation of such payment being made thereon) by crediting, by federal funds bank wire transfer, the account of the holder thereof in any bank in the United States of America as may be designated in writing by such holder, or in such other manner as may be reasonably directed or to such other address in the United States of America as may be reasonably designated in writing by such holder. Annex 1 shall be deemed to constitute notice, direction or designation (as appropriate) by the Holder to the Company with respect to payments to be made to the Holder as aforesaid. In the absence of such written direction, all amounts payable with respect to each Note shall be paid by check mailed and addressed to the registered holder of such Note at the address shown in the register maintained by the Company pursuant to
     Section 2.1.

          (b) PAYMENTS DUE ON HOLIDAYS. If any payment due on, or with respect to, any Note shall fall due on a day other than a Business Day, then such payment shall be made on the first Business Day following the day on which such payment shall have so fallen due; provided that if all or any portion of such payment shall consist of a payment of interest, for purposes of calculating such interest, such payment shall be deemed to have been originally due on such first following Business Day, such interest shall accrue and be payable to (but not including) the actual date of payment, and the amount of the next succeeding interest payment shall be adjusted accordingly.

          (c) PAYMENTS, WHEN RECEIVED. Any payment to be made to the holders of Notes hereunder or under the Notes shall be deemed to have been made on the Business Day such payment actually becomes available at such holder's bank prior to the close of business of such bank, provided that interest for one day at the non-default interest rate of the Notes shall be due on the amount of any such payment that actually becomes available to such holder at such holder's bank after 12:00 noon (local time of such bank).

2. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES

     2.1 REGISTRATION OF NOTES.

     The Company will keep at its office, maintained pursuant to Section 3.3, a register for the registration and transfer of Notes. The name and address of each holder of one or more Notes, each transfer thereof made in accordance with
Section 2.2 and the name and address of each transferee of one or more Notes shall be registered in such register. The Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary, other than in accordance with Section 2.2.

     2.2 EXCHANGE OF NOTES.

          (a) EXCHANGE OF NOTES. Upon surrender of any Note at the office of the Company maintained pursuant to Section 3.3, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder's attorney duly authorized in writing, the

     Company will execute and deliver, at the Company's expense (except as provided in Section 2.2(b)), a new Note or Notes in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be registered in the name of such Person as such holder may request and shall be substantially in the form of Attachment A. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. Each such new Note shall carry the same rights to unpaid interest and interest to accrue that were carried by the Note so exchanged or transferred. Notes shall not be transferred in denominations of less than Five Hundred Thousand Dollars ($500,000), provided that a holder of Notes may transfer its entire holding of Notes regardless of the principal amount of such holder's Notes.

          (b) COSTS. The Company will pay the cost of delivering to or from such holder's home office or custodian bank from or to the Company, the surrendered Note and any Note issued in substitution or replacement for the surrendered Note. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes.

     2.3 REPLACEMENT OF NOTES.

     Upon receipt by the Company from the registered holder of a Note of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an institutional investor, notice from such institutional investor of such loss, theft, destruction or mutilation), and:

          (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company; provided, however, that if the holder of such
     Note is a Holder, an institutional investor or a nominee either, the unsecured agreement of indemnity of such Holder or institutional investor (but not of any nominee therefor) shall be deemed to be satisfactory; or

          (b) in the case of mutilation, upon surrender and cancellation thereof;

the Company at its own expense will execute and deliver, in lieu thereof, a replacement Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

     2.4 ISSUANCE TAXES.

     The Company will pay all taxes (if any) due (but not, in any event, income taxes) in connection with and as the result of the initial issuance and sale of the Notes, the amendment and restatement contemplated hereby and in connection with any modification, waiver or amendment of this Agreement or the Notes and shall save each holder of Notes harmless without limitation as to time against any and all liabilities with respect to all such taxes.

3. GENERAL COVENANTS

     The Company covenants that on and after the Closing Date and so long as any of the Notes shall be outstanding:

     3.1 PAYMENT OF TAXES AND CLAIMS.

     The Company will, and will cause each Restricted Subsidiary to, pay before they become delinquent:

          (a) all taxes, assessments and governmental charges or levies imposed upon it or its Property; and

          (b) all claims or demands of materialmen, mechanics, carriers, warehousemen, vendors, landlords, growers or suppliers of agricultural products and other like Persons that, if unpaid, might result in the creation of a statutory, regulatory or common law Lien (other than a Lien expressly permitted pursuant to Section 4.3(a)(ii)(D)) upon its Property;

provided, that items of the foregoing description need not be paid so long as such items are being actively contested in good faith and by appropriate proceedings and reasonable book reserves in accordance with GAAP have been established and maintained with respect thereto.

     3.2 MAINTENANCE OF PROPERTIES; CORPORATE EXISTENCE; ETC.

     The Company shall, and will cause each Restricted Subsidiary to:

          (a) PROPERTY - maintain its Property in good condition, ordinary wear and tear and obsolescence excepted, and make all necessary renewals, replacements, additions, betterments and improvements thereto; provided, however, that this Section 3.2(a) shall not prevent the Company or any Restricted Subsidiary from discontinuing the operation or the maintenance of any of its Properties if such discontinuance is desirable in the conduct of its business and such discontinuance could not reasonably be expected to have a Material Adverse Effect;

          (b) INSURANCE - maintain, with financially sound and reputable insurers, insurance with respect to its Property and business against such casualties and contingencies, of such types and in such amounts as is customary in the case of corporations of established reputations engaged in the same or a similar business and similarly situated;

          (c) FINANCIAL RECORDS - keep proper books of record and account, in which full and correct entries shall be made of all dealings and transactions of or in relation to the Properties and business thereof, and which will permit the production of financial statements in accordance with GAAP;

          (d) CORPORATE EXISTENCE AND RIGHTS - do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, corporate rights (charter and statutory) and corporate franchises, except as permitted by Section 4.1; and

          (e) COMPLIANCE WITH LAW - comply with all laws, ordinances and governmental rules and regulations to which it is subject (including, without limitation, any environmental protection law) and obtain all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its Properties and the conduct of its business except for such violations and failures to obtain that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     3.3 PAYMENT OF NOTES AND MAINTENANCE OF OFFICE.

     The Company will punctually pay, or cause to be paid, the principal of and interest (and Prepayment Compensation Amount, if any) on, the Notes, as and when the same shall become due according to the terms hereof and of the Notes, and will maintain an office at the address of the Company provided in Annex 2 where notices, presentations and demands in respect hereof or the Notes may be made upon it. Such office will be maintained at such address until such time as the Company notifies the holders of the Notes of any change of location of such office, which will in any event be located within the United States of America.

     3.4 PENSION PLANS.

          (a) COMPLIANCE. The Company will, and will cause each ERISA Affiliate to, at all times with respect to each Pension Plan, comply with all applicable provisions of ERISA and the IRC, except for such failures to comply that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          (b) PROHIBITED ACTIONS. The Company will not, and will not permit any ERISA Affiliate to:

               (i) engage in any "prohibited transaction" (as such term is defined in section 406 of ERISA or section 4975 of the IRC) or "reportable event" (as such term is defined in section 4043 of ERISA) that could result in the imposition of a tax or penalty;

               (ii) incur with respect to any Plan any "accumulated funding deficiency" (as such term is defined in section 302 of ERISA), whether or not waived;

               (iii) terminate any Plan in a manner that could result in the imposition of a Lien on the Property of the Company or any Restricted Subsidiary pursuant to section 4068 of ERISA or the creation of any liability under section 4062 of ERISA;

               (iv) fail to make any payment required by section 515 of ERISA;

               (v) incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan or any liability as a result of the termination of any Multiemployer Plan; or

               (vi) incur any liability or suffer the existence of any Lien on the Property of the Company or any ERISA Affiliate, in either case pursuant to Title I or Title IV of ERISA or pursuant to the penalty or excise tax or security provisions of the IRC;

if the aggregate amount of the taxes, penalties, funding deficiencies, interest, amounts secured by Liens, and other liabilities in respect of any of the foregoing at any time could reasonably be expected to have a Material Adverse Effect.

          (c) FOREIGN PENSION PLANS. The Company will, and will cause each Restricted Subsidiary to, at all times, comply in all material respects with all laws, regulations and orders applicable to the establishment, operation, administration and maintenance of all Foreign Pension Plans, and pay when due all premiums, contributions and any other amounts required by applicable Foreign Pension Plan documents or applicable laws, except where the failure to comply with such laws, regulations and orders, and to make such payments, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect.

     3.5 PRIVATE OFFERING.

     The Company will not, and will not permit any Person acting on its behalf to, offer the Notes or any part thereof or any similar securities for issue or sale to, or solicit any offer to acquire any of the same from, any Person so as to bring the issuance and sale of the Notes within the provisions of section 5 of the Securities Act.

4. NEGATIVE AND FINANCIAL COVENANTS

     4.1 MERGERS AND CONSOLIDATIONS.

     The Company will not, nor will it permit any Restricted Subsidiary to, merge with or into or consolidate with any other Person, permit any other Person to merge or consolidate with or into it or sell all or substantially all of its Property to any other Person; provided, however, that the foregoing restriction does not apply to the merger or consolidation of the Company with or into another corporation or sale of all or substantially all of the Property of the Company to any other Person if:

          (a) the corporation that results from such merger or consolidation or to which all or substantially all of the Property of the Company is sold (the "SURVIVING CORPORATION") is organized under the laws of, and conducts substantially all of its business and has substantially all of its Properties within, the United States of America or any jurisdiction or jurisdictions thereof;

          (b) the Surviving Corporation (if not the Company) expressly assumes the due and punctual payment of the principal of and Prepayment Compensation Amount, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants in the Notes, this Agreement and each other Financing Document to be performed or observed by the Company, pursuant to such assumption agreements and instruments in such forms as shall be approved by the Required Holders, and the Company causes to be delivered to each holder of Notes an opinion, satisfactory in form and substance to the Required Holders, of independent counsel to the effect that such agreements and instruments are enforceable in accordance with their terms; and

          (c) immediately prior to, and immediately after the consummation of the transaction, and after giving effect thereto:

               (i) no Default or Event of Default exists or would exist; and

               (ii) the Surviving Corporation would be permitted by the provisions of Section 4.6 to incur at least One Dollar ($1.00) of additional Adjusted Debt, and of Section 4.7 to incur at least One Dollar ($1.00) of additional Senior Debt, assuming that the financial ratios set forth in Section 4.6 and Section 4.7 were recalculated on a Pro Forma Adjusted Basis as of the last day of the fiscal quarter of the Surviving Corporation then most recently ended.

Notwithstanding the foregoing, a Restricted Subsidiary may merge with or into, or consolidate with, or Transfer all or substantially all of its Property to:

          (A) the Company so long as the Company is the Surviving Corporation;

          (B) a Wholly-Owned Restricted Subsidiary, so long as such Wholly-Owned Restricted Subsidiary is the Surviving Corporation; and

          (C) any Person other than the Company or a Restricted Subsidiary so long as such Transfer complies in all respects with Section 4.2.

     4.2 DISPOSITION OF ASSETS, RESTRICTED SUBSIDIARY STOCK.

          (a) DISPOSITION OF ASSETS. The Company will not, and will not permit any Restricted Subsidiary to Transfer any Property except:

               (i) Transfers of inventory and of other Property no longer necessary for the operation of, and that are individually and in the aggregate immaterial to, the business of the Company and the Restricted Subsidiaries, in each case in the ordinary course of business of the Company or such Restricted Subsidiary;

               (ii) Transfers from the Company to a Wholly-Owned Restricted Subsidiary;

               (iii) Transfers from a Restricted Subsidiary to the Company or a Wholly-Owned Restricted Subsidiary;

               (iv) Transfers for Acceptable Consideration arising solely out of Sale-Leaseback Transactions, so long as:

                        (A) the Property is both Transferred and concurrently or
                   thereafter leased by the Company or a Restricted Subsidiary as lessee, in each case within one hundred eighty (180) days after the construction of such Property or the initial acquisition thereof by the Company or a Restricted Subsidiary;

                        (B) within one hundred eighty (180) days after the
                   Transfer involved in such Sale-Leaseback Transaction, the proceeds of such Transfer, net of reasonable and ordinary transaction costs, expenses and income tax on any gain related to such Transfer incurred and actually paid in connection with such Transfer, are applied by the Company or such Restricted Subsidiary to:

                              (I) purchase Tangible Property ; or

                              (II) pay, on or prior to its scheduled maturity,
                         an amount of Debt of the Company or any Restricted Subsidiary (other than Debt owing to an Affiliate or Debt subordinate to the Subordinated Notes); and

                        (C) immediately before and after the consummation of the
                   Transfer, and after giving effect thereto, no Default or Event of Default would exist;

               (v) any other Transfer at any time of any Property (other than in connection with Sale-Leaseback Transactions) to a Person for an Acceptable Consideration if:

                        (A) the sum of:

                              (I) the book value of such Property at the time of
                         Transfer; plus

                              (II) the aggregate book value of all other
                         Property Transferred (other than in Excluded Transfers) after the Fiscal Year End Date immediately preceding the date of such Transfer;

                    would be less than fifteen percent (15%) of Consolidated Total Assets measured as of the Fiscal Year End Date immediately preceding the date of such Transfer;

                        (B) the sum of:

                              (I) the book value of such Property at the time of
                         Transfer; plus

                              (II) the aggregate book value of all other
                         Property Transferred (other than in Excluded Transfers) since the Closing Date;

                    would be less than forty percent (40%) of Consolidated Total Assets measured as of the most recent Fiscal Year End Date; and

                        (C) immediately before and after the consummation of the
                   Transfer, and after giving effect thereto, no Default or Event of Default would exist;

          and

               (vi) any other Transfer of Property (other than in a Sale-Leaseback Transaction), but solely to the extent that, within one hundred eighty (180) days after such Transfer, the proceeds of such Transfer, net of reasonable and ordinary transaction costs, expenses and income tax on any gain related to such Transfer incurred and actually paid in connection with such Transfer, are applied by the Company or such Restricted Subsidiary to:

                        (A) purchase Tangible Property; or

                        (B) pay, on or prior to its scheduled maturity, an
                   amount of Debt of the Company or any Restricted Subsidiary (other than Debt owing to an Affiliate or Debt subordinate to the Subordinated Notes).

          (b) DISPOSITION OF RESTRICTED SUBSIDIARY STOCK. The Company will not, and will not permit any Restricted Subsidiary to, sell or otherwise dispose of any shares of the stock or Rights of a Restricted Subsidiary (such stock and Rights herein called "RESTRICTED SUBSIDIARY STOCK"), nor will any Restricted Subsidiary issue, sell or otherwise dispose of any shares of, or Rights to purchase shares of, its own Restricted Subsidiary Stock; provided, however, that the foregoing restrictions do not apply to:

               (i) Transfers by the Company or a Restricted Subsidiary of shares of Restricted Subsidiary Stock to the Company or a Wholly-Owned Restricted Subsidiary;

               (ii) the issuance by a Restricted Subsidiary of shares of its own Restricted Subsidiary Stock to the Company or a Wholly-Owned Restricted Subsidiary;

               (iii) the issuance by a Restricted Subsidiary of shares of its own Restricted Subsidiary Stock to directors, Management or Affiliates; provided, however, that at no time shall the total number of shares of such Restricted Subsidiary Stock issued to or held by Management and Affiliates as a group (including shares underlying Rights) exceed twenty-five percent (25%) of the total number of shares of such Restricted Subsidiary Stock outstanding following any such issuance; and

               (iv) the Transfer of all of the Restricted Subsidiary Stock of a Restricted Subsidiary owned by the Company and its other Restricted Subsidiaries if:

                        (A) such Transfer satisfies the requirements of Section
                   4.2(a)(v) or Section 4.2(a)(vi) or both;

                        (B) in connection with such Transfer, the entire
                   Investment (whether represented by stock, Debt, claims or otherwise) of the Company and its other Restricted Subsidiaries in such Restricted Subsidiary is Transferred to a Person other than the Company or a Restricted Subsidiary not being simultaneously disposed of; and

                        (C) the Restricted Subsidiary being disposed of has no
                   continuing Investment in any other Restricted Subsidiary not being simultaneously disposed of or in the Company.

     For purposes of determining the book value of assets constituting Restricted Subsidiary Stock being Transferred as provided in clause (b)(iv) above, such book value shall be deemed to be the aggregate book value of the net assets of the Restricted Subsidiary that shall have issued such Restricted Subsidiary Stock.

          (c) RESTRICTED SUBSIDIARY MERGERS AND CONSOLIDATIONS. A merger or consolidation of a Restricted Subsidiary in which a Person other than the Company or a Wholly-Owned Restricted Subsidiary shall be the Surviving Corporation shall be deemed to be a disposition of the Restricted Subsidiary Stock of such Restricted Subsidiary and shall be subject to
     Section 4.2(b).

     4.3 LIENS.

          (a) NEGATIVE PLEDGE. The Company will not, and will not permit any Restricted Subsidiary to, cause or permit, or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), any of their Property, whether now owned or hereafter acquired, at any time to be subject to a Lien except:

               (i) CLOSING DATE AND SENIOR DEBT LIENS -

                        (A) Liens in existence on the Closing Date and described
                   in PART 2.1(c) OF ANNEX 3; and

                        (B) Liens securing Senior Debt arising under the terms
                   of an Acceptable Revolving Credit Facility;

               (ii) ORDINARY COURSE BUSINESS LIENS -

                        (A) PERFORMANCE BONDS - Liens incurred or deposits made
                   in the ordinary course of business to secure the performance of letters of credit, bids, tenders, sales contracts, leases, statutory obligations, surety and performance bonds (of a type other than set forth in Section 4.3(a)(iii)) and other similar obligations not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property;

                        (B) REAL ESTATE - Liens in the nature of reservations,
                   exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting real property; provided, however, that such exceptions and encumbrances do not in the aggregate materially detract from the value of said Properties or materially interfere with the use of such Properties in the ordinary conduct of the business of the Company and the Subsidiaries;

                        (C) TAXES, WORKERS' COMPENSATION, ETC. -

                              (I) Liens securing taxes, assessments or
                         governmental charges which are either not yet due or payable or which are being actively contested in good faith and by appropriate proceedings, or

                              (II) pledges or deposits securing obligations
                         under worker's compensation, unemployment compensation laws or similar legislation to secure public or statutory obligations of the Company or any Restricted Subsidiary; or

                              (III) levies or the claims or demands of
                         materialmen, mechanics, carriers, ware-housemen, vendors, landlords and other like Persons;

                   provided, however, that the payment thereof is not required by Section 3.1 and that adequate reserves have been made against such claims; and

                        (D) PACA - any Lien (including any Lien arising out of
                   any constructive trust) arising under PACA which is asserted, perfected or imposed by any growers or suppliers to the Company or any Restricted Subsidiary of agricultural products, so long as no creditors of the Company or any of the Restricted Subsidiaries have asserted their rights under PACA that, in the aggregate, exceed Five Hundred Thousand Dollars ($500,000);

               (iii) JUDICIAL LIENS - Liens arising from judicial attachments and judgments, securing appeal bonds or supersedeas bonds, and arising in connection with court proceedings (including, without limitation, surety bonds and letters of credit or any other instrument serving a similar purpose); provided, however, that the execution or other enforcement of such Liens is effectively stayed, that the claims secured thereby are being actively contested in good faith and by appropriate proceedings, that adequate reserves have been made against such claims and that the aggregate amount so secured will not at any time exceed Five Million Dollars ($5,000,000);

               (iv) INTERGROUP LIENS - Liens on Property of a Restricted Subsidiary; provided, however, that such Liens secure only obligations owing to the Company;

               (v) PURCHASE MONEY LIENS - any Lien on Property acquired or owned by the Company or any Restricted Subsidiary or leased by the Company or any Restricted Subsidiary as lessee under any Capital Lease which secures Debt (including Debt in respect of a Capital Lease) incurred to pay all or a portion of the related purchase price or costs of construction, extension or improvement of such Property, so long as:

                        (A) that such purchase price or costs of construction,
                   extension or improvement shall not exceed the Fair Market Value of such Property, extension or improvement, as the case may be, determined at the time of the creation of such Lien;

                        (B) such Lien is created contemporaneously with, or
                   within one hundred eighty (180) days of, such acquisition, construction, extension or improvement;

                        (C) such Lien encumbers only Property so purchased,
                   acquired, constructed, extended or improved after the Closing Date;

                        (D) such Lien is not, after the creation thereof,
                   extended to any other Property; and

                        (E) immediately prior to the incurrence of, and after
                   giving effect to the incurrence of, all Debt secured by the Liens referred to in such clauses, no Default or Event of Default exists or would exist;

               (vi) ACQUISITION LIENS - any Lien (including, without limitation, any Lien arising out of a Capital Lease) existing on Property at the time of acquisition thereof by the Company or any Restricted Subsidiary (whether or not the Debt secured thereby is assumed by the Company or any Restricted Subsidiary), or existing on the Property of, the Debt of or the Capital Stock of any Person (other than an Unrestricted Subsidiary) at the time such Person became a Restricted Subsidiary (whether by means of the acquisition of all or substantially all of the Property of such

          Person, of the Capital Stock thereof or otherwise) or merges or consolidates with the Company or any Restricted Subsidiary, so long as:

                        (A) the aggregate principal amount of Debt secured
                   thereby does not exceed the acquisition cost of such Property, the consideration paid for the acquisition of such Person or the consideration paid in connection with such merger or consolidation, as the case may be, as determined at the date of the acquisition, merger or consolidation;

                        (B) such Lien shall not extend to or cover any Property
                   other than the Property subject to such Lien at the time of any such acquisition; and

                        (C) immediately after, and after giving effect to, such
                   acquisition, merger or consolidation, and the assumption of all such Liens no Default or Event of Default exists or would exist; and

               (vii) OTHER LIENS - Liens securing Debt of the Company or any Restricted Subsidiary and not otherwise permitted by clauses (i) through (vi), inclusive, of this Section 4.3(a) so long as, immediately prior to, and immediately after giving effect to the incurrence of such Debt:

                        (A) no Default or Event of Default exists or would
                   exist; and

                        (B) it would be permitted by the provisions of Section
                   4.6 to incur at least One Dollar ($1.00) of additional Adjusted Debt, and, to the extent that such Liens secure Senior Debt, of Section 4.7 to incur at least One Dollar ($1.00) of additional Senior Debt, assuming that the financial ratios set forth in Section 4.6 and Section 4.7 were recalculated on a Pro Forma Basis as of the last day of the fiscal quarter of the Company then most recently ended.

          (b) EQUAL AND RATABLE LIEN; EQUITABLE LIEN. In case any Property shall be subjected to a Lien in violation of Section 4.3(a), the Company will forthwith make or cause to be made, to the fullest extent permitted by applicable law, provision whereby the Notes will be secured equally and ratably as to such Property with all other obligations secured thereby pursuant to such agreements and instruments as shall be approved by the Required Holders, and the Company will promptly cause to be delivered to each holder of a Note an opinion of independent counsel satisfactory to the Required Holders to the effect that such agreements and instruments are enforceable in accordance with their terms, and in any event the Notes shall have the benefit, to the full extent that, and with such priority as, the holders of Notes may be entitled under applicable law, of an equitable Lien on such Property (and any proceeds thereof) securing the Notes. Such violation of Section 4.3(a) will constitute an Event of Default hereunder, whether or not any such provision is made or any equitable Lien is created pursuant to this Section 4.3(b).

          (c) CONSTRUCTION. Nothing in this Section 4.3 shall be construed to permit the incurrence or existence of any Debt not otherwise permitted by this Agreement. Nothing in this Agreement that permits the incurrence or existence of any Debt shall be construed to permit the incurrence or existence of a Lien securing such Debt unless such Lien is permitted by
     Section 4.3(a).

     4.4 NET WORTH.

     The Company will not at any time permit Consolidated Net Worth to be less than an amount equal to the sum of:

          (a) Twenty-Four Million Dollars ($24,000,000); plus

          (b) one hundred percent (100%) of the principal amount of any Debt of the Company, other than Senior Debt, that is converted into Capital Stock of the Company; plus

          (c) for each fiscal year of the Company ending after the Restatement Date, an amount equal to the greater of:

               (i) Zero Dollars ($0); and

               (ii) fifty percent (50%) of Consolidated Net Company Income determined in respect of such fiscal year.

     4.5 FIXED CHARGE COVERAGE.

     The Company will not, at any time on or after March 31, 2001, permit the Pro Forma Combined Fixed Charge Coverage Ratio for a period consisting of any four (4) out of the five (5) then most recently ended full consecutive fiscal quarters of the Company, measured as at the end of the most recently ended fiscal quarter of the Company, to be less than 1.25 to 1.0.

     4.6 TOTAL DEBT.

     The Company will not at any time permit the ratio of Consolidated Adjusted Debt at such time to Pro Forma Combined EBITDA, as determined in respect of the then most recently ended period of four (4) full consecutive fiscal quarters of the Company, to exceed:

          (a) 4.5 to 1.0 at any time from the Closing Date through and including December 31, 2001; or

          (b) 4.0 to 1.0 at any time following December 31, 2001.

     4.7 SENIOR DEBT.

     The Company will not at any time permit the ratio of Consolidated Senior Debt at such time to Pro Forma Combined EBITDA, as determined in respect of the then most recently ended period of four (4) full consecutive fiscal quarters of the Company, to exceed:

          (a) 3.0 to 1.0 at any time from the Closing Date through and including February 1, 2001; or

          (b) 2.5 to 1.0 at any time following February 1, 2001.

     4.8 RESTRICTED PAYMENTS AND RESTRICTED INVESTMENTS.

          (a) LIMIT ON RESTRICTED PAYMENTS AND RESTRICTED INVESTMENTS. Except as permitted by Section 4.8(b), the Company will not, nor will it permit any Restricted Subsidiary to, at any time, declare or make or incur any liability to declare or make any Restricted Payment or make or authorize, or permit any Restricted Subsidiary to make or authorize, any Restricted Investment unless, immediately after and after giving effect to the proposed Restricted Payment or Restricted Investment:

               (i) the sum of

                        (A) the aggregate amount of Restricted Investments
                   (valued in each case at acquisition cost) made during the period commencing on the Closing Date and ending on the date of, and after giving effect to, such proposed Restricted Payment or Restricted Investment; plus

                        (B) the aggregate amount of Restricted Payments made
                   during the period commencing on the Closing Date and ending on the date of, and after giving effect to, such proposed Restricted Payment or Restricted Investment;

     would not exceed an amount equal to the sum of:

                              (I) Five Hundred Thousand Dollars ($500,000); plus

                              (II) fifty percent (50%) of Consolidated Net
                         Company Income in respect of the period beginning on January 2, 2000 and ending on the last day of the fiscal quarter of the Company then most recently ended (or minus one hundred percent (100%) of Consolidated Net Company Income for such period if Consolidated Net Company Income for such period is a loss); plus

                              (III) the aggregate amount of net cash proceeds
                         received by the Company from the sale of any Specified Stock made after the Closing Date; plus

                              (IV) the aggregate amount of net cash proceeds
                         received after the Closing Date by the Company or any Subsidiary from the sale or liquidation, or as a result of the final maturity, of any Restricted Investment made after the Closing Date; plus

                              (V) the aggregate principal amount of any Debt
                         (including the Notes) cancelled in exchange for or converted into any Specified Stock after the Closing Date; and

               (ii) no Default or an Event of Default would exist.

          (b) CUMULATIVE PREFERRED STOCK DIVIDENDS PERMITTED. Notwithstanding the provisions of Section 4.8(a), the Company may make payments of cash dividends to the holders of the Cumulative Preferred Stock which are required by the terms of such Cumulative Preferred Stock. For the purpose of making computations under Section 4.8(a), payments of cash dividends in respect of the Cumulative Preferred Stock shall in each case be excluded.

          (c) OTHER MATTERS. For the purpose of making computations under
     Section 4.8(a), Restricted Investments made solely by issuance of Specified Stock of the Company shall in each case be excluded. Any Person that becomes a Restricted Subsidiary after the Closing Date shall be deemed to have made, at the time it becomes a Restricted Subsidiary, all Restricted Investments of such Person existing immediately after it becomes a Restricted Subsidiary.

     4.9 SENIORITY TO FUTURE SUBORDINATED DEBT.

     The Company shall not incur, create, assume or Guaranty any Debt which is subordinated in right of payment to any other Debt of the Company unless such Debt is also subordinated in right of payment, on the same terms, to the obligations of the Company in respect of the Notes and this Agreement. The Company shall not incur, create, assume or Guaranty any Debt owing to any Subsidiary or any Affiliate unless such Debt is subordinated in right of payment, on terms acceptable to the Required Holders, to the obligations of the Company in respect of the Notes and this Agreement.

     4.10 DESIGNATION OF SUBSIDIARIES.

          (a) RIGHT OF DESIGNATION. Subject to the following sentence, each of the Subsidiaries listed on Annex 3 shall be a Restricted Subsidiary so long as it shall continue to satisfy the requirements of the definition of Restricted Subsidiary. Subject to the satisfaction of the requirements of
     Section 4.10(b), the Company shall have the right to designate as a Restricted Subsidiary any Subsidiary which, following such designation, would meet the definition of a "Restricted Subsidiary," and to designate any Restricted Subsidiary as an Unrestricted Subsidiary, by delivering to each holder of Notes a writing, signed by a Senior Officer, so designating such Subsidiary. Any Subsidiary not designated as a Restricted Subsidiary shall be deemed to be an Unrestricted Subsidiary.

          (b) DESIGNATION CRITERIA.

               (i) No Subsidiary shall at any time after the Closing Date be designated as a Restricted Subsidiary unless:

                       (A) such Subsidiary at such time meets all of the
                   requirements of being a Restricted Subsidiary as set forth in the definition thereof (other than clause (a) of such definition);

                       (B) immediately before and after, and after giving effect
                   to such designation, no Default or Event of Default exists or would exist; and

                       (C) such Subsidiary shall not previously have been
                   designated as a Restricted Subsidiary on more than one (1) other occasion.

               (ii) No Restricted Subsidiary shall at any time after the Closing Date be designated as an Unrestricted Subsidiary unless:

                       (A) immediately after, and after giving effect to such
                   designation, no Default or Event of Default exists or would exist; and

                       (B) immediately prior to such designation, such
                   Restricted Subsidiary being so designated does not own, directly or indirectly, any Capital Stock of any Restricted Subsidiary not being simultaneously designated as an Unrestricted Subsidiary.

          (c) CONSEQUENCE OF DESIGNATION. By designating a Subsidiary as an Unrestricted Subsidiary, the Company shall be deemed to have made an Investment in such Subsidiary in an amount equal to the Fair Market Value of its Investment in such Subsidiary on the date of such designation.

          (d) EFFECTIVENESS. Any designation under this Section 4.10 that satisfies all of the conditions set forth in this Section 4.10 shall become effective, for purposes of this Agreement, on the day that notice thereof shall have been delivered by the Company to each holder of Notes in accordance with Section 9.1.

     4.11 LINE OF BUSINESS.

     The Company will not, and will not permit any Restricted Subsidiary to, engage in any business if, as a result, the general nature of the business in which the Company and the Restricted Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and the Restricted Subsidiaries, taken as a whole, are engaged on the Closing Date as described in the Annual Report on Form 10-K of the Company for the fiscal year ended January 1, 1999.

     4.12 TRANSACTIONS WITH AFFILIATES.

     The Company will not, and will not permit any Restricted Subsidiary to, enter into any transaction, including, without limitation, the purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate, except for:

          (a) relocation loans (including, without limitation, short-term bridge financing in connection with the purchase of a principal residence) to any executive or employee of the Company or any Restricted Subsidiary not exceeding at any time Five Hundred Thousand Dollars ($500,000);

          (b) other loans, advances and other extensions of credit to any executive, officer, director or stockholder (or any relative of any of the foregoing) not exceeding at any time the sum of:

               (i) Three Hundred Thousand Dollars ($300,000) in the aggregate at any time outstanding; plus

               (ii) one percent (1%) of Consolidated Net Company Income in respect of the period beginning on the first day of the fiscal quarter of the Company commencing after the Closing Date and ending on the last day of the fiscal quarter of the Company then most recently ended (or minus one percent (1%) of Consolidated Net Company Income for such period if Consolidated Net Company Income for such period is a loss); and

          (c) transactions in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

     4.13 SUBSIDIARY GUARANTEES.

         The Company will not at any time permit any Subsidiary to incur, create, assume, Guaranty or otherwise become liable in respect of any Debt in respect of any Senior Credit Facility (whether as primary obligor, guarantor, surety or otherwise) after the Closing Date unless such Subsidiary, upon or prior to such incurrence, creation, assumption, Guaranty or otherwise becoming liable in respect of any such Debt, shall enter into an unconditional subordinated Guaranty (as amended and restated on the Restatement Date and as further amended from time to time, the "SUBSIDIARY GUARANTEE") in favor of the holders of the Notes in substantially the form of Exhibit 4.5(c) to the Securities Purchase Agreement. The Company will cause each Subsidiary which entered into a Subsidiary Guarantee on the Closing Date, and each Subsidiary subsequently entering into a Subsidiary Guarantee pursuant to this Section 4.13, to maintain such Subsidiary Guarantee for so long as such Subsidiary remains liable in respect of any such Debt.

     4.14 CURRENT RATIO

     The Company will not at any time permit the ratio of Consolidated Current Assets to Consolidated Current Liabilities to be less than 1.15 to 1.0.

5. REPORTING COVENANTS

     5.1 FINANCIAL AND BUSINESS INFORMATION.

     The Company shall deliver to each holder of Notes:

          (a) QUARTERLY FINANCIAL STATEMENTS - as soon as practicable after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), and in any event within fifty (50) days thereafter:

               (i) a consolidated balance sheet as at the end of such quarter;
          and

               (ii) consolidated statements of income, changes in shareholders' equity and cash flows for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter;

     for the Company and the Restricted Subsidiaries, setting forth in each case, in comparative form, the financial statements for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified as complete and correct by a Senior Financial Officer, and accompanied by the certificate required by Section 5.2; provided, that delivery of copies of the Company's Quarterly Report on Form 10-Q filed with the SEC within the time period specified above shall be deemed to satisfy the requirements of this Section 5.1(a) so long as such Quarterly Report contains or is accompanied by the information specified in this Section 5.1(a);

          (b) ANNUAL FINANCIAL STATEMENTS - as soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days thereafter:

               (i) a consolidated balance sheet as at the end of such year; and

               (ii) consolidated statements of income, changes in shareholders' equity and cash flows for such year;

     for the Company and the Restricted Subsidiaries, setting forth, in comparative form, the financial statement for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by:

                       (A) an audit report thereon of independent certified
                   public accountants of recognized national standing, which report shall state without qualification (including, without limitation, qualifications related to the scope of the audit, the compliance of the audit with generally accepted auditing standards, or the ability of the Company or a material subsidiary thereof to continue as a going concern), that such financial statements have been prepared and are in conformity with GAAP; and

                       (B) the certificates required by Section 5.2 and Section
                   5.3;

provided, that delivery of the Company's Annual Report on Form 10-K for such fiscal year filed with the SEC within the time period specified above shall be deemed to satisfy the requirements of this Section 5.1(b) so long as such Annual Report contains or is accompanied by the reports and other information otherwise specified in this Section 5.1(b);

          (c) SEC AND OTHER REPORTS - promptly upon their becoming available, and in any event within fifteen (15) days thereafter:

               (i) each financial statement, report, notice or proxy statement sent by the Company to stockholders generally;

               (ii) each regular or periodic report (including, without limitation, each Form 10-K, Form 10-Q and Form 8-K), any registration statement which shall have become effective, and each final prospectus and all amendments thereto filed by the Company or any Restricted Subsidiary with the SEC; and

               (iii) all press releases and other statements made available by the Company or any Restricted Subsidiary to the public concerning material developments in the business of the Company or the Restricted Subsidiaries;

          (d) NOTICE OF DEFAULT OR EVENT OF DEFAULT - within two (2) Business Days of becoming aware:

               (i) of the existence of any condition or event which constitutes a Default or an Event of Default; or

               (ii) that the holder of any Note, any lender or creditor in respect of a Senior Credit Facility or any holder of any other Debt in a principal amount of Two Hundred Fifty Thousand Dollars ($250,000) or more, shall have given notice or taken any other action with respect to a claimed Default, Event of Default or default or event of default;

     a notice specifying the nature of the claimed Default, Event of Default or default or event of default and the notice given or action taken (if any) by such holder and what action the Company is taking or proposes to take with respect thereto;

          (e) ERISA -

               (i) within two (2) Business Days of becoming aware of the occurrence of any "reportable event" (as such term is defined in section 4043 of ERISA) for which notice thereof has not been waived pursuant to regulations of the DOL or "prohibited transaction" (as such term is defined in section 406 of ERISA or section 4975 of the
          IRC) in connection with any Plan or any trust created thereunder, a notice specifying the nature thereof, what action the Company is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service, the DOL or the PBGC with respect thereto; and

               (ii) prompt notice of and, where applicable, a description of:

                       (A) any notice from the PBGC in respect of the
                   commencement of any proceedings pursuant to section 4042 of ERISA to terminate any Plan or for the appointment of a trustee to administer any Plan, and any distress termination notice delivered to the PBGC under section 4041 of ERISA in respect of any Plan, and any determination of the PBGC in respect thereof;

                       (B) the placement of any Multiemployer Plan in
                   reorganization status under Title IV of ERISA, any Multiemployer

                   Plan becoming "insolvent" (as such term is defined in section 4245 of ERISA) under Title IV of ERISA, or the whole or partial withdrawal of the Company or any ERISA Affiliate from any Multiemployer Plan and the withdrawal liability incurred in connection therewith; or

                       (C) the occurrence of any event, transaction or condition
                   that could result in the incurrence of any liability of the Company or any ERISA Affiliate or the imposition of a Lien on the Property of the Company or any ERISA Affiliate, in either case pursuant to Title I or Title IV of ERISA or pursuant to the penalty or excise tax or security provisions of the IRC;

provided, however, that the Company shall not be required to deliver any such notice at any time when the aggregate amount of the actual or potential liability of the Company and the Restricted Subsidiaries in respect of all such events at such time could not reasonably be expected to have a Material Adverse Effect;

          (f) AUDITOR'S REPORTS - each report or, upon the request of any holder of Notes, any management letter submitted to the Company or any Restricted Subsidiary by independent accountants in connection with any annual, interim or special audit made of the books of the Company or any Subsidiary;

          (g) ACTIONS, PROCEEDINGS - promptly after the commencement of any action or proceeding relating to the Company or any Subsidiary in any court or before any governmental authority or arbitration board or tribunal as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, is reasonably likely to have a Material Adverse Effect, a notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

          (h) OTHER CREDITORS - promptly upon the reasonable request of any holder of Notes, copies of any statement, report or certificate furnished to any holder of Debt to the extent that the information contained in such statement, report or certificate has not already been delivered to each holder of Notes;

          (i) RULE 144A - promptly upon the request of any holder of Notes, information required to permit the holder to comply with 17
     C.F.R. Section 230.144A, as amended from time to time, in connection with a transfer of any Note; and

          (j) REQUESTED INFORMATION - with reasonable promptness, such other data and information as from time to time may be reasonably requested by any holder of Notes.

     5.2 OFFICER'S CERTIFICATES.

     Each set of financial statements delivered to each holder of Notes pursuant to Section 5.1(a) or Section 5.1(b) shall be accompanied by a certificate of a Senior Financial Officer, setting forth:

          (a) COVENANT COMPLIANCE - the financial information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 4 (in each case where such Section imposes numerical financial requirements) as of the end of the period covered by the financial statements then being furnished (including with respect to such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Section, and the calculation of the amount, ratio or percentage then in existence); and

          (b) EVENT OF DEFAULT - a statement that the signer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision or authority, a review of the transactions and conditions of the Company and the Subsidiaries from the beginning of the accounting period covered by the income statements being delivered therewith to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

     5.3 ACCOUNTANTS' CERTIFICATES.

     Each set of annual financial statements delivered pursuant to Section 5.1(b) shall be accompanied by a certificate of the accountants who were engaged to audit such financial statements, stating that they have reviewed Section 4.2(a)(v)(A), Section 4.2(a)(v)(B) and Section 4.4 through Section 4.8(a)(i), inclusive, and the corresponding definitions of financial terms used therein and defined in Section 8.1, and stating further, whether, in making their audit, such accountants have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if such accountants are aware that any such condition or event then exists, specifying the nature and period of existence thereof.

     5.4 INSPECTION.

     The Company will permit the representatives of each holder of Notes to visit and inspect any of the Properties of the Company or any of the Restricted Subsidiaries, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (and by this provision the Company authorizes said accountants to discuss the finances and affairs of the Company and the Restricted Subsidiaries) all at such reasonable times, upon such reasonable notice and as often as may be reasonably requested. At all times during which there exists a Default or Event of Default, expenses incurred by the holders of the Notes in connection with this Section 5.4 shall be paid in accordance with Section 9.6 and otherwise such expenses will be borne by such holder.

6. EVENTS OF DEFAULT

     6.1 EVENTS OF DEFAULT.

     An "EVENT OF DEFAULT" exists at any time if any of the following both occurs and is continuing thereafter for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

          (a) PAYMENTS ON NOTES -

               (i) PRINCIPAL OR PREPAYMENT COMPENSATION AMOUNT PAYMENTS - the Company fails to make any payment of principal or Prepayment Compensation Amount on any Note on or before the date such payment is due; or

               (ii) INTEREST PAYMENTS - the Company fails to make any payment of interest on any Note on or before five (5) Business Days after the date such payment is due;

          (b) OTHER DEFAULTS -

               (i) NEGATIVE AND FINANCIAL COVENANT DEFAULTS - the Company or any Restricted Subsidiary fails to comply with any provision of Section 4;

               (ii) OTHER DEFAULTS - the Company or any Restricted Subsidiary fails to comply with any other provision hereof, and such failure continues for more than thirty (30) days after such failure shall first become known to any Senior Officer;

     provided, however, that the failure of the Company or any Restricted Subsidiary to comply with the provisions of Section 4.6 or Section 4.7 during the period commencing on April 15, 2000 and ending on April 1, 2001 shall not constitute a Default or Event of Default unless the Company or any Restricted Subsidiary incurs any Debt (other than Senior Debt) during such period;

          (c) WARRANTIES OR REPRESENTATIONS - any warranty, representation or other statement by or on behalf of the Company contained in the Initial Securities Purchase Agreement or the Securities Purchase Agreement or any other Financing Document, in any written amendment, supplement, modification or waiver with respect to any Financing Document or in any instrument furnished in compliance herewith or in reference hereto, shall have been false or misleading in any material respect when made;

          (d) ACCELERATION OF DEBT -

               (i) the Company or any Restricted Subsidiary fails to make, when due, at maturity or otherwise, any payment or payments in an amount aggregating in excess of Two Million Dollars ($2,000,000) in respect of any Debt; or

               (ii) any event shall occur or any condition shall exist in respect of Debt, or under any agreement securing or relating to such
          Debt:

                       (A) as a result of which the maturity of such Debt, or a
                   portion thereof, is accelerated; or

                       (B) that requires the Company or any Restricted
                   Subsidiary to repurchase such Debt from the holders thereof;

provided that the aggregate amount of all obligations in respect of all such Debt exceeds at such time Two Million Dollars ($2,000,000);

          (e) INSOLVENCY -

               (i) INVOLUNTARY BANKRUPTCY PROCEEDINGS -

                       (A) a receiver, liquidator, custodian or trustee of the
                   Company or any Restricted Subsidiary, or of all or any substantial part of the Property of either, is appointed by court order and such order remains in effect for more than sixty (60) days; or an order for relief is entered with respect to the Company or any Restricted Subsidiary, or the Company or any Restricted Subsidiary is adjudicated a bankrupt or insolvent;

                       (B) all or any substantial part of the Property of the
                   Company or any Restricted Subsidiary is sequestered by court order and such order remains in effect for more than sixty
                   (60) days; or

                       (C) a petition is filed against the Company or any
                   Restricted Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and is not dismissed within sixty (60) days after such filing;

               (ii) VOLUNTARY PETITIONS - the Company or any Restricted Subsidiary- files a voluntary petition in bankruptcy or seeks relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under any such law; or

               (iii) ASSIGNMENTS FOR BENEFIT OF CREDITORS, ETC. - the Company or a Restricted Subsidiary makes an assignment for the benefit of its creditors, or admits in writing its inability, or fails, to pay its debts generally as they become due, or consents to the appointment of a receiver, liquidator or trustee of the Company or a Restricted Subsidiary or of all or a substantial part of its Property;

          (f) UNDISCHARGED FINAL JUDGMENTS - a final, non-appealable judgment or final, non-appealable judgments for the payment of money aggregating more than Two Million Dollars ($2,000,000) in excess of all applicable insurance coverage which has not been contested by the relevant insurer or insurers is or are outstanding against one or more of the Company and the Restricted Subsidiaries and any one of such judgments shall have been outstanding for more than sixty (60) days from the date of its entry and shall not have been discharged in full or stayed; or

          (g) SUBSIDIARY GUARANTY - any Subsidiary Guaranty shall cease to be in full force and effect or shall be declared by a court or other Governmental Authority of competent jurisdiction to be void, voidable or unenforceable against any Subsidiary Guarantor; the validity or enforceability of any Subsidiary Guaranty against any Subsidiary Guarantor shall be contested by such Subsidiary Guarantor, the Company or any Affiliate; or any Subsidiary Guarantor, the Company or any Affiliate shall deny that such Subsidiary Guarantor has any further liability or obligation under any Subsidiary Guaranty.

     6.2 DEFAULT REMEDIES.

          (a) ACCELERATION OF MATURITY OF NOTES.

               (i) ACCELERATION ON EVENT OF DEFAULT.

                       (A) AUTOMATIC. If any Event of Default specified in
                   Section 6.1(e) shall exist, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and, to the extent permitted by law, the Prepayment Compensation Amount at such time with respect to the principal amount of such Notes, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

                       (B) BY ACTION OF HOLDERS. Subject to Section 7.7, if any
                   Event of Default shall exist, the Required Holders may exercise any right, power or Remedy permitted to such holder or holders by law, and shall have, in particular, without limiting the generality of the foregoing, the right to declare the entire principal of, and all interest accrued on, all the Notes then outstanding to be, and such Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith pay to the holder or holders of all the Notes then outstanding the entire principal of, and interest accrued on, the Notes and, to the extent permitted by law, the Prepayment

                   Compensation Amount at such time with respect to such principal amount of such Notes.

               (ii) ACCELERATION ON PAYMENT DEFAULT. Subject to Section 7.7, during the existence of an Event of Default described in Section 6.1(a), and irrespective of whether the Notes then outstanding shall have become due and payable pursuant to Section 6.2(a)(i)(B), any holder of Notes who or which shall have not consented to any waiver with respect to such Event of Default may, at his or its option, by notice in writing to the Company, declare the Notes then held by such holder to be, and such Notes shall thereupon become, forthwith due and payable together with all interest accrued thereon, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith pay to such holder the entire principal of and interest accrued on such Notes and, to the extent permitted by law, the Prepayment Compensation Amount at such time with respect to such principal amount of such Notes.

          (b) VALUABLE RIGHTS. The Company acknowledges, and the parties hereto agree, that the right of each holder to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) is a valuable right and that the provision for payment of a Prepayment Compensation Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default is intended to provide compensation for the deprivation of such right under such circumstances.

          (c) OTHER REMEDIES. During the existence of an Event of Default and irrespective of whether the Notes then outstanding shall become due and payable pursuant to Section 6.2(a), and irrespective of whether any holder of Notes then outstanding shall otherwise have pursued or be pursuing any other rights or Remedies, subject to Section 7.7, any holder of Notes may proceed to protect and enforce its rights hereunder and under such Notes by exercising such Remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any agreement contained herein or in aid of the exercise of any power granted herein; provided, however, that the maturity of such holder's Notes may be accelerated only in accordance with Section 6.2(a).

          (d) NONWAIVER; REMEDIES CUMULATIVE. No course of dealing on the part of any holder of Notes nor any delay or failure on the part of any holder of Notes to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and Remedies. All rights and Remedies of each holder of Notes hereunder and under applicable law are cumulative to, and not exclusive of, any other rights or Remedies any such holder of Notes would otherwise have.

          (e) SUBORDINATION. The rights of the holders of the Notes to receive payments in respect of this Agreement and the Notes, and to exercise any Remedies, solely as between the holders of the Notes and the holders of the Senior Debt, shall be subject in all respects to the provisions of Section 7; provided, however, that all such rights shall remain unconditional and absolute as between the holders of the Notes and the Company.

     6.3 ANNULMENT OF ACCELERATION OF NOTES.

     If a declaration is made pursuant to Section 6.2(a)(i)(B), then and in every such case, the holders of sixty-six and two-thirds percent (66 and 2/3%) in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by any one or more of the Company, any Restricted Subsidiary or any Affiliate) may, by written instrument filed with the Company, rescind and annul such declaration, and the consequences thereof; provided, however, that at the time such declaration is annulled and rescinded:

          (a) no judgment or decree shall have been entered for the payment of any moneys due on or pursuant hereto or the Notes;

          (b) all arrears of interest upon all of the Notes and all of the other sums payable hereunder and under the Notes (except any principal of, or interest or Prepayment Compensation Amount on, the Notes which shall have become due and payable by reason of such declaration under Section 6.2(a)(i)(B)) shall have been duly paid; and

          (c) each and every other Default and Event of Default shall have been waived pursuant to Section 9.5 or otherwise made good or cured;

and provided further that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon.

7. SUBORDINATION

     7.1 GENERAL.

     The Subordinated Debt is subordinate and junior in right of payment to all Senior Debt to the extent provided in this Section 7.

     7.2 INSOLVENCY.

     In the event of:

          (a) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Company, its creditors or its Property;

          (b) any proceeding for the liquidation, dissolution or other winding-up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;

          (c) any assignment by the Company for the benefit of creditors; or

          (d) any other marshalling of the assets of the Company;

all Senior Debt shall first be paid in full, in cash or cash equivalents, before any payment or distribution, whether in cash, Securities or other Property, shall be made to any holder of any Subordinated Debt on account of any Subordinated Debt. Any payment or distribution, whether in cash, Securities or other Property (other than Securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinated, at least to the extent provided in this Section 7 with respect to Subordinated Debt, to the payment of all Senior Debt at the time outstanding and to any Securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for this Section 7) be payable or deliverable in respect of Subordinated Debt shall be paid or delivered directly to the holders of Senior Debt in accordance with the priorities then existing among such holders until all Senior Debt shall have been paid in full, in cash or cash equivalents.

     7.3 PROOFS OF CLAIM.

     If any holder of Subordinated Debt does not file a proper claim or proof of debt therefor prior to ten (10) days before the expiration of the time to file such claim or proof, then the Senior Agent is hereby authorized and empowered (but not obligated) as the agent and attorney-in-fact for such holder for the specific and limited purpose set forth in this paragraph, to file such claim or proof for or on behalf of such holder; provided, however, that the Senior Agent shall have, prior to taking any such action, given fifteen (15) days prior written notice (which notice may be given up to sixty (60) days prior to the expiration of the time to file such claim) to such holder of Subordinated Debt that they intend to file such claim or proof of debt. In no event may the Senior Agent or any holder of the Senior Debt vote any claim on behalf of any holder of the Subordinated Debt, and such agency and appointment of attorney-in-fact shall not extend to any such right to vote any such claim.

     7.4 ACCELERATION OF SENIOR DEBT.

     In the event that the holders of any Senior Debt, or any trustee or agent acting on behalf of any such holders, accelerate the maturity of such Senior Debt or demand that the Company repurchase the same, then, and in each such case, no direct or indirect payment (in cash, Property or Securities or by set-off or otherwise) shall be made or agreed to be made on account of any Subordinated Debt, or as a sinking fund for any Subordinated Debt, or in respect of any redemption, retirement, purchase, prepayment or other acquisition or payment of any Subordinated Debt until such time as such Senior Debt has been paid in full in cash or cash equivalents. The Company shall give prompt written notice to each holder of Subordinated Debt of its knowledge of the acceleration of the maturity of any Senior Debt.

     7.5 PAYMENT DEFAULT IN RESPECT OF SENIOR DEBT.

     If: the Company shall default in the payment of any principal of or premium, if any, or interest on any Senior Debt (a "SENIOR PAYMENT DEFAULT") when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or otherwise; and

          (a) the Company receives from the Senior Agent written notice (a "PAYMENT DEFAULT NOTICE") of the happening of such Senior Payment Default stating that such notice is a payment blockage notice pursuant to this
     Section 7.5;

then no direct or indirect payment (in cash, Property or Securities or by set-off or otherwise) shall be made or agreed to be made on account of any Subordinated Debt, or as a sinking fund for any Subordinated Debt, or in respect of any redemption, retirement, purchase, prepayment or other acquisition or payment of any Subordinated Debt unless and until such Senior Payment Default shall have been cured or waived or otherwise shall have ceased to exist.

     The Company shall give prompt written notice to each holder of Subordinated Debt of its receipt of any Payment Default Notice under this Section 7.5.

     7.6 SIGNIFICANT NONPAYMENT DEFAULT IN RESPECT OF SENIOR DEBT.

     If:

          (a) any Significant Nonpayment Default shall have occurred; and

          (b) the Company receives from the Senior Agent written notice (a "NONPAYMENT DEFAULT NOTICE") of the happening of such Significant Nonpayment Default, stating that such notice is a payment blockage notice pursuant to Section 7.6 of this Agreement;

then no direct or indirect payment (in cash, property or Securities or by set-off or otherwise) shall be made or agreed to be made for or on account of any Subordinated Debt, or as a sinking fund for any Subordinated Debt, or in respect of any redemption, retirement, repurchase, prepayment, purchase or other acquisition or payment of any Subordinated Debt, for a period (each, a "PAYMENT BLOCKAGE PERIOD") commencing on the date the Nonpayment Default Notice is delivered to the Company and ending on the Payment Blockage Period Termination Date; provided, however, that:

               (i) only one such Payment Blockage Period may arise in any period of three hundred sixty (360) consecutive days;

               (ii) no more than three (3) Payment Blockage Periods may be instituted pursuant to this Section 7.6; and

               (iii) no Payment Blockage Period may be imposed as a result of any Significant Nonpayment Default which served as the basis for or was continuing during a previous Payment Blockage Period.

     All payments in respect of Subordinated Debt postponed during any Payment Blockage Period shall be immediately due and payable upon the termination thereof (together with such additional interest as is provided for herein and in the Notes for late payment of principal, Prepayment Compensation Amount and interest).

     The Company shall give prompt written notice to each holder of Subordinated Debt of its receipt of any Nonpayment Default Notice under this Section 7.6.

     7.7 STANDSTILL.

     Notwithstanding anything contained in this Agreement or any other Financing Document to the contrary, for so long as any amount is outstanding under a Senior Credit Facility, no holder of any Subordinated Debt may exercise any Remedies in respect thereof (and no acceleration or purported acceleration pursuant to Section 6.2(a)(i)(B) or Section 6.2(a)(ii) shall become effective) during any period (a "STANDSTILL PERIOD") commencing on the first date the holders of the Subordinated Debt, but for the provisions of this Section 7, would have been entitled to accelerate the maturity of the Subordinated Debt pursuant to Section 6.2(a)(i)(B) or Section 6.2(a)(ii) and ending upon the earliest of:

          (a) the date which is:

               (i) if any Event of Default described in Section 6.1(a) has occurred and is continuing, ninety (90) days; and

               (ii) if no Event of Default described in Section 6.1(a) has occurred or is continuing, one hundred twenty (120) days;

     in each case, after the commencement of such Standstill Period;

          (b) the date that any holder of any Senior Debt commences the exercise of any Remedies in respect of such Debt; and

          (c) the first date upon which any of the Events of Default described in Section 6.1(e) shall have occurred and be continuing beyond any period of grace specified therein; and, in such event, the automatic acceleration of the Notes contemplated in respect of such Event of Default pursuant to
     Section 6.2(a)(i)(A) shall occur immediately upon the termination of the Standstill Period.

     7.8 TURNOVER OF PAYMENTS

     If:

          (a) any payment or distribution shall be paid to or collected or received by any holders of Subordinated Debt in contravention of any of the terms of this Section 7; and

          (b) the Senior Agent shall have notified the holders of Subordinated Debt of the facts by reason of which such payment or collection or receipt so contravenes this Section 7 or constituted a Significant Nonpayment Default;

then such holders of Subordinated Debt will deliver such payment or distribution, to the extent necessary to pay all such Senior Debt in full, in cash or cash equivalents, to the Senior Agent, on behalf of the holders of the Senior Debt, and, until so delivered, the same shall be held in trust by such holders of Subordinated Debt as the property of the holders of such Senior Debt. If any amount is delivered to the Senior Agent pursuant to this Section 7.8, whether or not such amounts have been applied to the payment of Senior Debt, and the outstanding Senior Debt shall thereafter be paid in full, in cash or cash equivalents, by the Company or otherwise other than pursuant to this Section 7.8, the holders of Senior Debt shall return to such holders of Subordinated Debt an amount equal to the amount delivered to such holders of Senior Debt pursuant to this Section 7.8, so long as after the return of such amounts the Senior Debt shall remain paid in full, in cash or cash equivalents.

     7.9 SUBORDINATION UNAFFECTED BY CERTAIN EVENTS.

     The rights set forth in this Section 7 of the holders of the Senior Debt as against each holder of Subordinated Debt shall remain in full force and effect without regard to, and shall not be impaired by:

          (a) any act or failure to act on the part of the Company;

          (b) any change in the manner, place or terms of payment of, or any extension or indulgence in respect of, any payment or prepayment of the Senior Debt or any part thereof or in respect of any other amount payable to any holder of Senior Debt;

          (c) any amendment, modification, restatement, renewal, refinancing or waiver of, or addition or supplement to, or deletion from, or compromise, release, consent or other action in respect of, any of the terms of any Senior Debt or any other agreement relating to any Senior Debt, other than such as would cause all or any portion of such Debt to fail to meet the definition of "Senior Debt;"

          (d) any sale, exchange, release or other dealing with any Property which is the subject of any Lien securing any Senior Debt, or any failure or delay in the perfection of any such Lien;

          (e) any release of any Person liable in any manner (including, without limitation, by virtue of any Guaranty) for the payment or collection of the Senior Debt;

          (f) any exercise or non-exercise by any holder of Senior Debt of any right, power, privilege or remedy under or in respect of any Senior Debt or Subordinated Debt or any waiver of any such right, power, privilege or remedy or any default in respect of any Senior Debt or the Subordinated Debt, any dealing with or action against any collateral security therefor or any receipt by any holder of Senior Debt of any security, or any failure by any holder of Senior Debt to perfect a security interest in, or any release by any such holder of Senior Debt of, any security for the payment of any Senior Debt;

          (g) any merger or consolidation of the Company or any of its Subsidiaries into or with any of its Subsidiaries or into or with any Person, or any Transfer of any or all of the Property of the Company or any of its Subsidiaries to any other Person; or

          (h) the absence of any notice to, or knowledge of, any holder of Subordinated Debt of the existence or occurrence of any of the matters or events set forth in the foregoing clauses (a) through (g).

     7.10 WAIVER AND CONSENT.

     Each holder of Subordinated Debt waives any and all notices of the acceptance of the provisions of this Section 7 or of the creation, renewal, extension or accrual, now or at any time in the future, of any Senior Debt.

     7.11 REINSTATEMENT OF SUBORDINATION.

     The obligations of each holder of Subordinated Debt under the provisions set forth in this Section 7 shall continue to be effective, or be reinstated, as the case may be, as to any payment in respect of any Senior Debt that is rescinded or must otherwise be returned by the holder of such Senior Debt upon the occurrence or as a result of any bankruptcy or judicial proceeding, all as though such payment had not been made.

     7.12 OBLIGATIONS NOT IMPAIRED.

     Nothing contained in this Section 7 shall impair, as between the Company and any holder of Subordinated Debt, the obligation of the Company to pay to such holder the principal thereof and Prepayment Compensation Amount, if any, and interest thereon as and when the same shall become due and payable in accordance with the terms thereof and to comply with each and every provision of the Notes and this Agreement or prevent any holder of any Subordinated Debt from exercising all rights, powers and remedies otherwise permitted by applicable law or under this Agreement, all subject to the rights of the holders of the Senior Debt to receive cash, Securities or other Property otherwise payable or deliverable to the holders of Subordinated Debt.

     7.13 PAYMENT OF SENIOR DEBT; SUBROGATION.

     Upon the payment in full of all Senior Debt, the holders of Subordinated Debt shall be subrogated to all rights of any holder of Senior Debt to receive any further payments or distributions applicable to the Senior Debt until the Subordinated Debt shall have been paid in full, and such payments or distributions received by the holders of Subordinated Debt by reason of such subrogation, of cash, Securities or other Property which otherwise would be paid or distributed to the holders of Senior Debt, shall, as between the Company and its creditors other than the holders of Senior Debt, on the one hand, and the holders of Subordinated Debt, on the other hand, be deemed to be a payment by the Company on account of Senior Debt and not on account of Subordinated Debt.

     7.14 RELIANCE OF HOLDERS OF SENIOR DEBT.

     Each holder of Subordinated Debt by its acceptance thereof shall be deemed to acknowledge and agree that the foregoing subordination provisions are, and are intended to be, an inducement to and a consideration of each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the creation of Subordinated Debt, to acquire and hold, or to continue to hold, such Senior Debt, and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and holding, or in continuing to hold, such Senior Debt. Each such holder of Senior Debt is intended to be, and is, a third party beneficiary of this Section 7. Each holder of Subordinated Debt acknowledges and agrees that the provisions set forth in this Section 7 shall be enforceable against such Persons by the holders of the Senior Debt. Notwithstanding anything contained in this Agreement or any other Financing Document to the contrary, none of the provisions of this Section 7 (including, without limitation, this Section 7.14) may, directly or indirectly, be amended, modified, supplemented or waived without the prior written consent of the Senior Agent, on behalf of the holders of the Senior Debt.

     7.15 IDENTITY OF HOLDERS OF SENIOR DEBT.

     Upon the request of any holder of Subordinated Debt, the Company shall deliver to such holder a list of all holders of Senior Debt outstanding at such time, providing the name and address of each such holder of Senior Debt and the principal amount of

Senior Debt held by each such holder; provided, however, that, if any holder of Senior Debt shall have appointed an agent or other representative with respect to the Senior Debt held by it, the Company may provide the name and address of such agent or representative in lieu of the name and address of such holder of Senior Debt.

     7.16 AMENDMENTS TO SENIOR CREDIT FACILITY.

     Notwithstanding the other provisions of this Section 7, no amendment to or refinancing, replacement or refunding of the Senior Debt or any agreement or instrument related thereto shall be effective as to the holders of the Subordinated Debt or be entitled to the benefits of this Section 7 without the consent of each holder of Notes to the extent that such amendment, refinancing, replacement or refunding would directly prohibit the Company or any Subsidiary from making scheduled or required payments in respect of the Subordinated Debt in any manner which is not specifically set forth in the Senior Credit Agreement, as in effect on the Closing Date. The holders of the Senior Debt may restrict the right of the Company to make, or prohibit the Company from making, optional prepayments of the Notes in accordance with the provisions of Section
1.3 or Section 1.4 or other optional repurchases of the Notes.

8. INTERPRETATION OF THIS AGREEMENT

     8.1 TERMS DEFINED.

     As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

     ACCEPTABLE CONSIDERATION - means, with respect to any Transfer of any Property of the Company or any Restricted Subsidiary, cash consideration, promissory notes or such other consideration (or any combination of the foregoing) as is, in each case for the Fair Market Value thereof and in each case in which the value of the Property so Transferred is equal to or greater than One Million Dollars ($1,000,000), determined by the Board of Directors, in its good faith opinion, to be in the best interests of the Company and to reflect the Fair Market Value of such Property.

     ACCEPTABLE REVOLVING CREDIT FACILITY - means and includes a revolving credit agreement or similar agreement:

          (a) pursuant to which the lender commits to permit the Company, subject to the conditions therein, to obtain from time to time thereunder loans or advances of cash, letters of credit or bankers acceptances and periodically repay the same; and

          (b) the obligations under which are not, by its terms or the terms of any ancillary agreement, expressed to be subordinated in right of payment to any other Debt of the Company or any Subsidiary; and

          (c) the obligations under which are not owing to the Company, any Affiliate or any Subsidiary.

     ACQUIRED BUSINESS - means and includes, in connection with any computation of Pro Forma Combined Income Available for Fixed Charges, Pro Forma Combined EBITDA or Pro Forma Combined Fixed Charges for any period, any Person (other than an Unrestricted Subsidiary) all the Capital Stock of which or substantially all of the Property of which was acquired by the Company or a Restricted Subsidiary, or which shall have merged into or consolidated with the Company (with the Company being the Surviving Corporation) or which shall have merged with or into or consolidated with a Restricted Subsidiary with the result that the Surviving Corporation became a Restricted Subsidiary, in each case, during such period, if, but only if:

          (a) Consolidated EBITDA, Consolidated Rental Expense and Consolidated Fixed Charges and for such acquired Persons for such Period can be determined on a basis reasonably acceptable to the holders of Notes for such period, and Consolidated Debt and Consolidated Senior Debt for such acquired Persons can be determined on a basis reasonably acceptable to the holders of Notes as at the relevant time of determination; and

          (b) concurrently with any such determination, the Company shall have delivered to the holders of the Notes audited financial statements (to the extent available) and other financial information prepared in accordance with GAAP and reasonably satisfactory to the holders of the Notes with respect to such acquired Person, which financial statements and information demonstrates the basis for such determination to an extent reasonably satisfactory to the holders of the Notes.

     ADJUSTED DEBT - with respect to any Person, means, without duplication, the liabilities of such Person with respect to:

          (a) BORROWED MONEY - borrowed money;

          (b) SECURED LIABILITIES - borrowed money secured by any Lien existing on Property owned by such Person (whether or not such liabilities have been assumed);

          (c) CAPITAL LEASES - Capital Leases of such Person; and

          (d) GUARANTEES - any Guaranty of such Person of any obligation or liability of another Person of obligations of the type listed in clause (a) through clause (c) of this definition of Adjusted Debt.

Adjusted Debt shall not include letters of credit, surety bonds or similar instruments.

     AFFILIATE - means and includes, at any time, each Person (other than a Restricted Subsidiary):

          (a) that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company;

          (b) that beneficially owns or holds ten percent (10%) or more of any class of the Voting Stock of the Company;

          (c) ten percent (10%) or more of the Voting Stock (or in the case of a Person that is not a corporation, ten percent (10%) or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary; or

          (d) that is an officer or director of the Company or that is an Initial Manager Affiliate;

at such time; provided, however, that none of the Holders nor any affiliate of any Holder shall be deemed to be an "Affiliate," and no Person holding any one or more of the Notes or Warrants shall be deemed to be an "Affiliate" solely by virtue of the ownership of such securities. As used in this definition:

          control - means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     AGREEMENT, THIS - and references thereto shall mean this Note Agreement as it may from time to time be amended or supplemented.

     ANNEX 3 - means Annex 3 to the Securities Purchase Agreement.

     APPLICABLE INTEREST LAW - means any present or future law (including, without limitation, the laws of the State of New York and the United States of

America) which has application to the interest and other charges pursuant to this Agreement and the Notes.

     BANK OF AMERICA - means Bank of America Texas, N.A.

     BOARD OF DIRECTORS - means, at any time, the board of directors of the Company or any committee thereof that, in the instance, shall have the lawful power to exercise the power and authority of such board of directors.

     BORROWING BASE - means:

          (a) for so long as the Senior Credit Agreement (as amended, renewed or extended) remains in effect, the "Adjusted Borrowing Base," as defined in the Senior Credit Agreement, as in effect on the date hereof, and as set forth on Annex 3 hereto; provided, however, that if clause (b) of the definition of "Adjusted Borrowing Base" in the Senior Credit Agreement is amended (including, without limitation, in connection with a renewal or extension of the Senior Credit Facility) to remove the PACA Adjustment deduction from the "Borrowing Base" (as defined in the Senior Credit Agreement as in contained therein, then such amendment shall be given effect for purposes of calculating the Borrowing Base; and

          (b) thereafter, any substantially similar formulation contained in any other Acceptable Revolving Credit Facility at such time, so long as:

               (i) if such formulation contains a PACA Adjustment, such formulation would yield an amount no higher than the amount calculated in accordance with the definition of "Adjusted Borrowing Base" as set forth in the Senior Credit Agreement, as in effect on the date hereof; and

               (ii) if such formulation does not contain a PACA Adjustment, such formulation would yield an amount no higher than the amount calculated in accordance with the definition of "Adjusted Borrowing Base" as set forth in the Senior Credit Agreement, as in effect on the date hereof but assuming that such definition did not contain a PACA Adjustment;

and, in either case, which formulation is provided to each holder of the Notes in writing disclosing that the Company intends to use such formulation as the "Borrowing Base."